EXHIBIT 23-1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 13, 1997, which appears on page 31 of the 1996 Annual Report to Shareholders of Quaker Chemical Corporation, which is incorporated by reference in Quaker Chemical Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Philadelphia, PA
May 2, 1997